UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form of Incentive Stock Option Agreement

The Compensation Committee of the Board of Directors (the “Committee”) of Novavax, Inc. (the “Company”) approved a form of incentive stock option agreement (the “Form Incentive Stock Option Agreement”), which may be used for awards made under the Company’s 2015 Stock Incentive Plan, as amended (the “Plan”). The Form Incentive Stock Option Agreement provides for the grant of options to purchase shares of the Company’s common stock, subject to the performance- and time-based vesting conditions to be set forth in the applicable agreement (the “Performance Options”).

The description above is qualified in its entirety by reference to the Form Incentive Stock Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Retention Plan

In connection with the approval of the Company’s previously announced operational restructuring plan (the “Restructuring Plan”), pursuant to which the Company, among other things, initiated an immediate workforce reduction of approximately 30%, the Committee approved a retention plan which includes, with respect to the Company’s named executive officers and certain other executives (each, an “Option Recipient), (1) grants of Performance Options (which are tied to meaningful stock price appreciation from current prices) and options to purchase common stock (the “Stock Options”, and together with the Performance Options, the “Options”) on November 14, 2016, which represents the acceleration of option grants that would otherwise be made in March 2017, (2) the decision that the Option Recipients not receive bonuses for 2016, and (3) the decision that such the Option Recipients not receive salary increases for 2017.

The Committee believes that the acceleration of option grants will incentivize the Option Recipients to remain at the Company following the implementation of the Restructuring Plan and decision to eliminate the 2016 bonuses and 2017 salary increases. In addition, the Committee also believes that allocating one-half of the Options granted to each Option Recipient to Performance Options will align the interests of the Option Recipients with the Company’s stockholders.

Option Grants to Named Executive Officers

The Options have an exercise price equal to the closing market price for the Company’s common stock on the NASDAQ Global Select Market on November 14, 2016 (the “Grant Date”) and expire ten (10) years from the Grant Date. The shares of Company common stock subject to the Performance Options are subject to the satisfaction of both (1) a time-based vesting requirement, pursuant to which twenty-five percent (25%) of the shares will vest on the first anniversary of the Grant Date, and the remaining seventy-five percent (75%) of the shares vest in equal monthly installments over the following three (3) years subject to the employee’s continued employment through such vesting date and (2) a performance-based vesting requirement, pursuant to which 33.33%, 33.33%, and 33.34% of the shares, if any, will vest if, at any time during the four-year period from the Grant Date, the volume-weighted average stock price of the Company’s Common Stock meets or exceeds $4.00, $6.00, or $8.00, respectively, for twenty (20) consecutive trading days. The shares of Company common stock subject to the Stock Options are subject to the satisfaction of a time-based vesting requirement, pursuant to which twenty-five percent (25%) of the shares will vest on the first anniversary of the Grant Date, and the remaining seventy-five percent (75%) of the shares vest in equal monthly installments over the following three (3) years subject to the employee’s continued employment through such vesting date.

On the Grant Date the Company granted Options to the named executive officers in the amounts set forth below:

Name	Title	Number of Performance Options Granted	Number of Stock Options Granted
Stanley C. Erck	President and Chief Executive Officer	550,000	550,000
Barclay A. Phillips	Senior Vice President, Chief Financial Officer and Treasurer	125,000	125,000
Gregory M. Glenn, M.D.	President, Research and Development	175,000	175,000
John A. Herrmann III	Senior Vice President, General Counsel and Corporate Secretary	125,000	125,000
John J. Trizzino	Senior Vice President, Commercial Operations	125,000	125,000

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement (Performance- and Time-Based Vesting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

Date: November 16, 2016	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement (Performance- and Time-Based Vesting).